CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 2017, relating to the consolidated financial statements of Mitek Systems, Inc. and the effectiveness of Mitek Systems Inc.’s internal control over financial reporting, as of and for the year ended September 30, 2017, which appears in Mitek Systems, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2017.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 22, 2018